Filed Pursuant to Rule 424(b)(3)

Registration No. 333-281113

PROSPECTUS

Up to 20,046,997 Shares of Common Stock

This prospectus relates to the registration and resale by the selling stockholders named under the heading “Selling Stockholders” in this prospectus (which term as used in this prospectus includes its respective transferees, pledgees, distributees, donees and successors-in-interest, each a “selling stockholder” and, collectively, the “selling stockholders”) of up to 20,046,997 shares (the “Shares”) of our common stock, par value $0.0001 per share, of Serve Robotics Inc. (the “Company”), which includes: up to (i) 4,059,132 shares of our common stock issued in a private placement offering in multiple closings on July 31, 2023, August 30, 2023 and October 26, 2023 (the “Private Placement”) (including 937,961 shares of our common stock issued upon conversion of the senior subordinated secured convertible notes offered and sold by Serve Operating Co., a privately held Delaware corporation (formerly known as Serve Robotics Inc.) (“Serve”), to accredited investors (the “Bridge Notes”)); (ii) 468,971 shares of our common stock issuable upon exercise of the warrants issued to investors in connection with the issuance of the Bridge Notes (the “Bridge Warrants”); (iii) an aggregate of 478,571 shares of our common stock issuable upon exercise of the warrants issued to (a) certain registered broker-dealers in connection with the sale of the Bridge Notes (the “Bridge Broker Warrants”) and (b) each of the U.S. registered broker-dealers in connection with the Private Placement (the “Placement Agent Warrants”); (iv) 142,730 shares of our common stock issuable upon exercise of the warrants of Serve (the “Existing Serve Warrants”) that were assumed by the Company in connection with the merger between us and Serve (the “Merger”); (v) 9,634,681 shares of our common stock privately issued to the selling stockholders on July 31, 2023 in exchange for the capital stock of Serve in connection with the closing of the Merger, which excludes the restricted stock held by the Company’s current or former employees who have waived their registration rights (the “Merger Shares”); (vi) 1,500,000 shares of our common stock held by the stockholders of Patricia Acquisition Corp., our predecessor, prior to the Merger; (vii) 1,054,433 shares of our common stock issued upon conversion of certain convertible promissory notes (the “Convertible Promissory Notes,” and together with the Bridge Notes, collectively, the “Notes”); (viii) 500,000 shares of our common stock issuable upon exercise of the warrant (the “Underwriter Warrant”) issued to Aegis Capital Corp. (“Aegis”) in connection with the public offering and uplisting of our common stock (the “Public Offering”); (ix) 63,479 shares of our common stock issuable upon exercise of the warrants (the “Network 1 Warrants”) issued to Network 1 Financial Securities, Inc. (“Network 1”) at the closing of the Public Offering for their service as placement agent for the Convertible Promissory Notes; and (x) 2,145,000 shares of our common stock issuable upon exercise of the warrant (the “Magna Warrant” and collectively with the Bridge Warrants, Bridge Broker Warrants, Placement Agent Warrants, Existing Serve Warrants, Underwriter Warrant, Network 1 Warrants and Magna Warrant, the “Warrants”) issued to Magna New Mobility USA, Inc. (“Magna”) in connection with our strategic partnership with Magna.

This prospectus provides you with a general description of such securities and the general manner in which the selling stockholders may offer or sell their securities. More specific terms of any securities that the selling stockholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We are registering the securities described above for resale pursuant to, among other things, the selling stockholders’ registration rights under certain agreements between us and the selling stockholders. Our registration of the securities covered by this prospectus does not mean that either we or the selling stockholders will issue, offer or sell, as applicable, any of the securities. We will not receive any of the proceeds from such sales of the shares of our common stock, except with respect to amounts received by us upon the exercise of the Warrants for cash. The selling stockholders may sell the shares of our common stock offered by this prospectus from time to time through the means described in this prospectus under the caption “Plan of Distribution.”

We will bear all costs, expenses and fees in connection with the registration of the shares of our common stock. The selling stockholders will bear all discounts, concessions, commissions and similar selling expenses, if any, attributable to their respective sales of the shares of our common stock.

Our common stock is currently traded on The Nasdaq Capital Market, LLC (“Nasdaq”) under the ticker symbol “SERV”. On April 7, 2025, the last reported sale price of our common stock on Nasdaq was $5.43 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. Please consider carefully the risks described in this prospectus under “Risk Factors” beginning on page 4 of this prospectus and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated April 7, 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the Shares covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or Shares are sold or otherwise disposed of on a later date.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the Shares, you should refer to the registration statement including the exhibits. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

We and the selling stockholders have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of the shares of our common stock other than the Shares covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

This prospectus, including the documents incorporated by reference herein, includes statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described in the section entitled “Risk Factors” beginning on page 4 of this prospectus and as described in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 6, 2025, as updated by our subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in, or incorporated by reference into, this prospectus completely and with the understanding that future results may be materially different from and worse than what we expect. See the information included under the heading “Special Note Regarding Forward-Looking Statements.”

In this prospectus, references to the “Company,” “we,” “us,” and “our” refer to Serve Robotics Inc. and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context requires otherwise. All references to “Serve” refer to Serve Operating Co. (formerly known as Serve Robotics Inc.), a privately held Delaware corporation and our direct, wholly-owned subsidiary. Serve holds all material assets and conducts all business activities and operations of Serve Robotics Inc.

ii

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in this prospectus and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein.

About Serve Robotics Inc.

We are shaping the future of sustainable, self-driving delivery. We design, develop and operate low-emissions robots on our AI-powered robotics mobility platform, that serve people in public spaces, starting with food delivery. Starting in 2017, our core technology was developed by our co-founders and a majority of our product and engineering team in San Francisco, California as a special project within Postmates Inc. (“Postmates”), one of the pioneering food delivery startups in the United States. By the end of 2020, the team had developed a fleet of sidewalk robots that had successfully performed over 10,000 commercial deliveries for Postmates in California, augmenting Postmates’ fleet of human couriers. Postmates was acquired by Uber Technologies, Inc. (“Uber”) in 2020, and in February of 2021, Uber’s leadership team agreed to contribute the intellectual property developed by the team and assets relating to this project. In return for this contribution and an investment of cash into the Company, Uber acquired a minority equity interest in our business.

As of December 31, 2024, Serve’s fleet consisted of over 100 robots. We plan to deploy 2,000 robots by the end of 2025. We have platform-level integrations with Uber Eats, which means Serve robots can provide real-time presence and status updates on those platforms and receive requests to perform deliveries with respect to customer orders placed on those platforms as needed.

Because Serve started within a food delivery company, our team comes with a depth of expertise in food delivery. Additionally, the engineering team has extensive experience in AI, automation and robotics. Our leadership team includes veterans from Uber, Instacart, Postmates, Waymo, Apple Inc., Blue Origin, LLC, GoPro, Inc., GoDaddy Inc., and Anki, Inc. We believe our expertise positions us to service the ever-growing on-demand delivery market, including food delivery.

Based on our proprietary historical delivery data, approximately half of all delivery distances in the United States are less than 2.5 miles and well-suited to delivery by sidewalk robots. We provide a robotic delivery experience that delights customers, improves reliability for merchants and reduces traffic congestion and vehicle emissions. Moreover, at scale we expect our robots will complete deliveries at lower cost than human couriers, making on-demand delivery more affordable and accessible in the areas in which we operate. By eliminating unnecessary car traffic, and by reducing the cost of last-mile transportation, Serve aims to reshape cities into sustainable, safe, and people-friendly environments, with thriving local economies.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in our periodic reports and registration statements, including this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, as amended (the “Sarbanes-Oxley Act”), on the effectiveness of our internal controls over financial reporting;

●	reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, proxy statements and registration statements, including this prospectus; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until December 31, 2028, which is the last day of the fiscal year following the fifth anniversary of the first sale of our common stock pursuant to an effective registration statement in 2023. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.00 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, until those standards apply to private companies. We have elected to take advantage of the benefits of this extended transition period and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Until the date that we are no longer an emerging growth company or affirmatively and irrevocably opt out of the exemption provided by Section 7(a)(2)(B) of the Securities Act upon issuance of a new or revised accounting standard that applies to our financial statements and that has a different effective date for public and private companies, we will disclose the date on which we will adopt the recently issued accounting standard.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue is less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate History and Information

We were incorporated in the State of Delaware as Patricia Acquisition Corp. on November 9, 2020. On July 31, 2023, Serve Acquisition Corp. merged with and into Serve (the “Merger”). Following the Merger, Serve was the surviving entity and became our wholly-owned subsidiary, and all of the outstanding stock of Serve was converted into shares of our common stock. The business of Serve became our business as a result of the Merger. Following the consummation of the Merger, Serve changed its name to “Serve Operating Co.” and we changed our name to “Serve Robotics Inc.”

Prior to the Merger, Patricia Acquisition Corp. was a “shell” company registered under the Exchange Act, with no specific business plan or purpose until it began operating the business of Serve following the closing of the Merger.

Our principal executive offices are located at 730 Broadway, Redwood City, California 94063. Our telephone number is (818) 860-1352. Our website address is http://www.serverobotics.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

THE OFFERING

This prospectus relates to the resale from time to time by the selling stockholders identified herein of up to 20,046,997 Shares. We are not offering any shares of common stock for sale under the registration statement of which this prospectus is a part.

Shares of our common stock that may be offered by the selling stockholders:	20,046,997 shares of our common stock.

Common stock outstanding	56,918,226 shares of our common stock outstanding as of March 4, 2025.

Use of proceeds:	We will not receive any proceeds from the sale of the Shares covered by this prospectus. However, we will receive the proceeds of any exercise of the Warrants for cash.

Offering price:	The selling stockholders may sell all or a portion of their Shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Risk factors:	Investing in our securities involves a high degree of risk and purchasers may lose their entire investment. See the disclosure under the heading “Risk Factors” on page 4 of this prospectus.

Nasdaq trading symbol:	SERV

The number of shares of our common stock outstanding is based on an aggregate of 56,918,226 shares outstanding as of March 4, 2025, and excludes:

●	1,022,291 shares of our common stock issuable upon the exercise of options outstanding as of December 31, 2024, at a weighted average exercise price of $0.94 per share under our 2021 Stock Plan and 2023 Equity Incentive Plan;

●	5,362,326 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of December 31, 2024 under our 2021 Stock Plan and 2023 Equity Incentive Plan; and

●	3,340,011 shares of our common stock issuable upon the exercise of warrants outstanding as of December 31, 2024 at a weighted average exercise price of $6.56 per share.

Except as otherwise indicated, all information in this prospectus assumes no exercise of the outstanding securities described above.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information, documents or reports included or incorporated by reference in this prospectus and, if applicable, any prospectus supplement or other offering materials, including the risks and uncertainties discussed and described in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 6, 2025, as updated by our subsequent filings with the SEC under the Exchange Act, which are incorporated by reference, in this prospectus, and any updates to those risk factors included from time to time in our periodic and current reports filed with the SEC and incorporated by reference in this prospectus, before making any decision to invest in shares of our common stock. If any of the events discussed in these risk factors occurs, our business, prospects, results of operations, financial condition and cash flows could be materially harmed. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment. Additional risks not currently known to us or other factors not perceived by us to present significant risks to our business at this time also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. In some cases, forward-looking statements are identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goals,” “intend,” “likely,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “will” and “would” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and the documents that we have filed with the SEC that are incorporated by reference, such statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

●	our ability to protect and enforce our intellectual property and the scope and duration of such protection;

●	our reliance on third parties, including suppliers, delivery platforms, brand sponsors, software providers and service providers;

●	our ability to operate in public spaces and any errors caused by human supervisors, network connectivity or automation;

●	our robots’ reliance on sophisticated software technology that incorporates third-party components and networks to operate and our ability to maintain licenses for this software technology;

●	our ability to commercialize our products at a large scale;

●	the competitive industry in which we operate which is subject to rapid technological change;

●	our ability to raise additional capital to develop our technology and scale our operations;

●	developments and projections relating to our competitors and our industry;

●	our ability to adequately control the costs associated with our operations;

●	the impact of current and future laws and regulations, especially those related to personal delivery devices;

●	potential cybersecurity risks to our operational systems, infrastructure and integrated software by us or third-party vendors; and

●	other risks and uncertainties, including those described in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended December 31, 2024.

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 6, 2025 and elsewhere in this prospectus, in any applicable prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any applicable prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus and the documents that we reference therein and have filed with the SEC as exhibits thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus contains, and any applicable prospectus supplement and any related free writing prospectus may contain, estimates, projections and other information concerning our industry, our business and the markets for certain robotics. Information based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources that we believe to be reliable. In some cases, we do not expressly refer to the sources from which such data are derived.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the holders of the Shares described in the section entitled “Selling Stockholders” to resell such Shares. We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders. However, we will receive the proceeds of any exercise of the Warrants for cash.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of these Shares unless otherwise set forth in a separate agreement. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholders from time to time of up to 20,046,997 shares of our common stock.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of our common stock by the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their ownership of Warrants, assuming exercise of the Warrants held by the selling stockholders, without regard to any limitations on exercises.

The third column lists the shares of our common stock being offered by this prospectus by the selling stockholders.

The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholders	Shares Owned Before the Offering	Shares Being Offered(1)(2)		Shares Owned After the Offering (%)(1)(2)
1161544 B.C. LTD	4,195	4,195		*
7-Ventures, LLC	357,836	357,836		*
Abundium, S.L.U.	50,000	50,000		*
ACNYC, LLC	104,843	104,843		*
Adolfo Carmona & Donna Carmona	25,000	25,000		*
Aegis Capital Corp.+	714,349	714,349	(6)	*
Aegis Delivers Opportunity Fund LLC+	1,116,886	1,116,886		*
Akita Partners LLC	14,062	17,968	(7)	*
Akshay Thakor	9,200	9,200		*
Ali Kashani(3)	59,965	61,527	(8)	*
Alireza Tahmasebzadeh	1,562	2,343	(9)	*
Amanda Rose Saccomanno	7,812	11,718	(10)	*
Amirali Aliabadi	16,327	16,327		*
Andrew Przybylski	1,840	1,840		*
Andrew Smukler	7,812	11,718	(11)	*
Anik Guha	920	920		*
Anthony Armenta	25,000	25,000		*
Arash Fasihi	28,839	28,839		*
Arjoch Holding LLC	12,750	12,750		*
Armenta 2012 Revocable Trust Dated July 13, 2012	3,680	3,680		*
Atul Sood	5,152	5,152		*
Barry Shemaria	10,937	16,405	(12)	*
Bastian Lehmann	55,207	55,207		*
Ben Bear	5,501	5,501		*
Benny Wing Fei Wong	4,600	4,600		*
Bikram Dang	7,728	7,728		*
Brian Fischhoff and Andrea Fischhoff	6,250	6,250		*

Name of Selling Stockholders	Shares Owned Before the Offering	Shares Being Offered(1)(2)		Shares Owned After the Offering(%)(1)(2)
Brian M. Kandel - Individual 401K	10,000	10,000		*
Bruce D. Singleton	15,625	23,437	(13)	*
Bruce H. Seyburn	23,428	23,428		*
Bruce Haverberg and Donna Haverberg	22,984	22,984		*
Carlos de Serpa Pimentel	15,625	23,437	(14)	*
Carroll, Michael & Carroll, Sheila	21,875	32,812	(15)	*
Casimir S. Skrzypczak	6,250	6,250		*
Christian Felipe	66,937	66,937		*
Christiane Collin	38,645	38,645		*
Christopher McGowan	6,250	6,250		*
Christopher Washburn	6,250	6,250		*
Clay Lebhar	16,734	16,734		*
Conconi FT Holdings Ltd	31,172	31,172		*
Coughdrop Capital Fund II, a series of Coughdrop Capital, LP	6,440	6,440		*
Craig H. Unger	3,125	4,687	(16)	*
Daniel Michael	20,968	20,968		*
David Landskowsky+	--	87,934	(17)	*
Deccan Pacific Ventures, LLC	6,250	6,250		*
Delivery Hero Ventures GmbH	354,325	354,325		*
DeLoach LS Investments LLC	25,000	25,000		*
Derrick Ko	4,600	4,600		*
DiBenedetto Family Foundation, Inc.	20,934	20,934		*
DiBenedetto Holdings LLC	12,500	12,500		*
Dipanshu Sharma	6,250	6,250		*
Division Street Investment Club	3,750	3,750		*
Doug Wertheimer	45,968	45,968		*
Dr. Joshua J Gooden & Janeen Gooden JTWROS	6,250	9,375	(18)	*
Dr. Mariusz J. Klin	4,687	7,030	(19)	*
Dyke Rogers	41,937	41,937
Edward P. Swyer	12,500	12,500		*
Elicia W. David	6,250	6,250		*
Emre Schveighoffer	6,250	6,250		*
Eric Nicolassy+	1,200	1,200	(20)	*
Eric Rubenstein+	--	87,935	(21)	*
Eric S. Mischel	6,250	6,250		*
Ernest W. Moody Revocable Trust	31,250	46,875	(22)	*
Finvasco Capital Management LLC	51,527	51,527		*
Foundry Square Investors - XXI, LLC	7,360	7,360		*
Fund I, a series of Great Circle Venture, LP	14,169	14,169		*
Future VC, LLC	9,200	9,200		*
Garnex, S.L.U.	50,000	50,000		*
George A. Parmer	15,625	23,437	(23)	*
Gloria Lynn Roth	9,375	14,062	(24)	*
Good AI Capital Fund I, LP	46,925	46,925		*
Goodwin Family Partnership	6,250	6,250		*
Graph Ventures 6, L.P.	36,805	36,805		*

Name of Selling Stockholders	Shares Owned Before the Offering	Shares Being Offered(1)(2)		Shares Owned After the Offering(%)(1)(2)
Gubbay Investments, LLC	20,081	20,081		*
HABD Investments Inc.	6,440	6,440		*
HAND Capital, LLC	104,894	104,894		*
Hold It Right There Holdings Ltd.	10,304	10,304		*
Ian Jacobs	125,000	125,000		*
Industrious Ventures I, L.P.	128,819	128,819		*
Jaffrael, LLC	12,500	12,500		*
James Buckly Jordan	--	64,410	(25)	*
James H. Wiesenberg	7,500	7,500		*
James Kuhn	18,810	18,810		*
James Robinson and Jennifer Robinson	33,434	33,434		*
James W. Lees	7,812	11,718	(26)	*
Jeffrey Shealy	46,875	70,312	(27)	*
JJW GST Irrevocable Trust	26,186	26,186		*
Joan L Bonanno TTE U/A DTD 12/05/2002 By Joan L Bonanno	53,125	60,937	(28)	*
Joel A. Stone Irrevocable Credit Shelter Trust	27,218	27,218		*
John Bicher	10,467	10,467		*
John V. Wagner Jr.	23,281	29,921	(29)	*
Jose Fune	6,250	6,250		*
Joseph A. Messah	7,812	11,718	(30)	*
Joseph O. Manzi	21,875	29,687	(31)	*
Joshua and Dana Pollick Living Trust, dated March 30, 2020	920	920		*
Joshua Schachter	9,200	9,200		*
JP Armenio	41,869	41,869		*
Kent Tucker Andersen	25,000	25,000		*
Khaled Naim	6,546	6,546		*
Kirby Frank	18,387	18,387		*
Laidlaw & Company (UK) Ltd.+	--	37,350	(32)	*
Lawrence Altman	6,250	6,250		*
Lawrence M. Koresko	6,250	6,250		*
Leonard M. Schiller Revocable Trust dtd 10/3/1997	41,937	41,937		*
Ligi Investments, LLLP	25,000	25,000		*
Lily Sarafan	18,402	18,402		*
LJ Ventures Fund II, L.P.	220,832	220,832		*
Lora G. Shealy	46,875	70,312	(33)	*
Louis Buckworth	75,000	75,000		*
Magna New Mobility USA, Inc.	2,145,000	2,145,000	(34)	*
Mana Ventures, LP – C1	4,833	4,833		*
Marc Greenberg	2,576	2,576		*
Marc Zarraga	6,250	6,250		*
Mark Tompkins	1,687,500	1,843,750	(35)	*
Match Robotics VC, LLC	77,291	77,291		*
Matthew B. Zarraga	12,500	12,500		*
Matthew G. Baebler	7,500	11,250	(36)	*
Matthew Simoncini	62,500	93,750	(37)	*
Michael M. Mainero	6,250	6,250		*
Michael O’Connell	12,500	12,500		*
Michael Sigmund	20,934	20,934		*
Miguel Zarraga+	8,373	10,723	(38)	*

Name of Selling Stockholders	Shares Owned Before the Offering	Shares Being Offered(1)(2)		Shares Owned After the Offering (%)(1)(2)
Minacore Industrial Group Ltd	6,248	6,248		*
Mojtaba Asgarian	2,998	2,998		*
MP Stewart LLC	31,250	46,875	(39)	*
NEO 2.0, L.P.	1,420,228	1,420,228		*
NEO 2.0a, L.P.	18,000	18,000		*
Network 1 Financial Advisors, Inc.+	5,233	5,233		*
Network 1 Financial Securities, Inc.+	--	28,873	(40)	*
Nicholas P. McGovern	15,625	23,437	(41)	*
Nicolas Barrett	12,500	12,500		*
Northlea Partners LLLP	6,250	6,250		*
Nunley Investment, LLC	41,869	41,869		*
Olivier Vincent(4)	9,928	9,928		*
One Planet VC, LLC	91,651	91,651		*
Pacific Premier Trust Custodian FBO Arash Afrakhtah Roth IRA	18,402	18,402		*
PACIFIC PREMIER TRUST CUSTODIAN FBO ARASH AFRAKHTEH IRA	13,093	13,093		*
Paul J. Van Der Merwe	15,625	23,437	(42)	*
Philip M. Cannella	6,250	6,250		*
Plamen Alendarov	25,000	25,000		*
Postmates, LLC(5)	5,298,833	4,173,833		2.0%
Pourdad Capital Corp., a Bahamas corporation	31,283	31,283		*
Raana Kashani Gregg	3,680	3,680		*
Raymond J Bonanno TTE U/A DTD 12/05/2002 By Raymond J Bonanno	53,125	60,937	(43)	*
Reza Karimi	22,500	22,500		*
Richard & Mary Leslie Kingston	7,812	11,718	(44)	*
Richard David	20,968	20,968		*
Richard David IRA Axos Clearing Custodian	12,500	12,500		*
Richard Molinsky	7,812	11,718	(45)	*
Robert Caione	15,625	23,437	(46)	*
Robert John Busch	10,000	10,000		*
Robert Swikart	12,500	12,500		*
Robert Viggiano and Angela Viggiano	12,750	12,750		*
Roberto Mendez & Eliana Cardenas JTWROS	7,812	11,718	(47)	*
Ronald Nash	25,000	25,000		*
Russell and Lindsay Cook Revocable Trust u/d/t 11/19/2018	38,645	38,645		*
Saiyed Atiq Raza and Nandini Saraiya 2012 Revocable Trust dtd 11/26/12	31,453	31,453		*
Sandra Zarraga	13,750	13,750		*
Sanjay Sathe	34,793	34,793		*
Sarbjit Johl	7,812	11,718	(48)	*
Satish Rao	7,500	7,500		*
Scher Family LP	25,000	25,000		*
Scott Byer	7,812	11,718	(49)	*

Name of Selling Stockholders	Shares Owned Before the Offering	Shares Being Offered(1)(2)		Shares Owned After the Offering(%)(1)(2)
Scott Cardone+	--	12,516	(50)	*
SE Fund I, a series of Great Circle Venture, LP	24,475	24,475		*
Selene Casabal	1,250	1,250		*
SER Fund I, a series of MV Funds, LP	116,975	116,975		*
Serve Robotics I, a Series of Republic Deal Room Master Fund, LP	93,140	93,140		*
Serve Robotics II, A Series of Republic Deal Room Master Fund, LP	61,776	61,776		*
Shawn P. Guttersen	31,250	46,875	(51)	*
Silicon Valley Bank	17,517	17,517		*
SourceCode Communications LLC	--	13,911	(52)	*
Spring Ventures SF LLC	25,763	25,763		*
Stephen Mut	5,000	5,000		*
Sterling Road 2, L.P.	44,839	44,839		*
Steve Cohen	12,500	12,500		*
STRLNG RD SRV 1, LLC	104,606	104,606		*
Suhail Al Ansari	6,265	6,265		*
Suresh Patel	6,500	6,500		*
Tara Best+	--	1,500	(53)	*
The Michael E. Portnoy Revocable Trust	12,500	12,500		*
The Plaice Family Living Trust	36,805	36,805		*
Think + Ventures Fund II, LP	202,429	202,429		*
Thomas Ciano & Theresa Ciano	8,774	8,774		*
Thomas Collins	20,312	30,468	(54)	*
Thomas S. Murray	46,875	70,312	(55)	*
Tiferes Ventures I, L.P.	130,931	130,931		*
Timothy Herrmann+	--	19,162	(56)	*
Todd Harrigan+	--	12,158	(57)	*
Tofu Properties LLC	6,250	6,250		*
Tribeca Corporate Services, LLC	--	64,409	(58)	*
Tribridge Limited	91,651	91,651		*
Troy Hornbeck	12,560	12,560		*
Venture Lending & Leasing IX, LLC	189,547	189,547		*
Viken Manoukian	7,812	11,718	(59)	*
Vincent Labarbara+	--	32,223	(60)	*
Wavemaker Global Select II, LLC	659,035	659,035		*
Wavemaker Pacific 4, L.P.	1,220,206	1,220,206		*
William Hunt+	4,193	8,693	(61)	*
William Hunt and Richard Eckhoff+	6,280	6,280		*
William R. Hunt, Jr.	3,750	3,750		*
William R. Hunt, Jr. - R/O IRA	2,500	2,500		*
Wolsonovich SEF, LLC	20,968	20,968		*
Zaizhuang Cheng	4,600	4,600		*
Zero1derful Living Trust	435,740	435,740		*

*	Less than 1%

+	The selling stockholder is a broker-dealer or an affiliate of a broker-dealer. The selling stockholder has represented to us that (i) it purchased the securities in the ordinary course of business, and (ii) at the time of the purchase of the securities, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(1)	Applicable percentage ownership is based on 56,918,226 shares of our common stock outstanding as of March 4, 2025.

(2)	Assumes the sale of all shares offered in this prospectus.

(3)	Ali Kashani is our Chief Executive Officer and Chairman of our board of directors.

(4)	Olivier Vincent is a member of our board of directors.

(5)	Postmates beneficially owns greater than 5% of our common stock.

(6)	Includes 714,349 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(7)	Includes 3,906 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(8)	Includes 1,562 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(9)	Includes 781 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(10)	Includes 3,906 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(11)	Includes 3,906 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(12)	Includes 5,468 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(13)	Includes 7,812 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(14)	Includes 7,812 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(15)	Includes 10,937 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(16)	Includes 1,562 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(17)	Includes 87,934 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(18)	Includes 3,125 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(19)	Includes 2,343 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(20)	Includes 1,200 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(21)	Includes 87,935 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(22)	Includes 15,625 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(23)	Includes 7,812 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(24)	Includes 4,687 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(25)	Includes 64,410 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(26)	Includes 3,906 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(27)	Includes 23,437 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(28)	Includes 7,812 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(29)	Includes 6,640 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(30)	Includes 3,906 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(31)	Includes 7,812 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(32)	Includes 37,350 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(33)	Includes 23,437 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(34)	Includes 2,145,000 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(35)	Includes 156,250 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(36)	Includes 3,750 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(37)	Includes 31,250 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(38)	Includes 2,350 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(39)	Includes 15,625 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(40)	Includes 28,873 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(41)	Includes 7,812 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(42)	Includes 7,812 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(43)	Includes 7,812 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(44)	Includes 3,906 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(45)	Includes 3,906 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(46)	Includes 7,812 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(47)	Includes 3,906 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(48)	Includes 3,906 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(49)	Includes 3,906 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(50)	Includes 12,516 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(51)	Includes 15,625 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(52)	Includes 13,911 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(53)	Includes 1,500 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(54)	Includes 10,156 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(55)	Includes 23,437 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(56)	Includes 19,162 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(57)	Includes 12,158 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(58)	Includes 64,409 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(59)	Includes 3,906 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(60)	Includes 32,223 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(61)	Includes 4,500 shares of common stock issuable upon exercise of warrants held by selling stockholder.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the Shares being offered by this prospectus is being passed upon for us by Orrick, Herrington & Sutcliffe LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Serve Robotics Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference in this prospectus, have been audited by dbbmckennon, independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of this document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the internet on the SEC’s website at http://www.sec.gov. You may also request a copy of filings, at no cost, by writing or telephoning us at: Serve Robotics Inc. 730 Broadway, Redwood City, California 94063, (818) 860-1352.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained from the SEC’s website at http://www.sec.gov. The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 6, 2025, as amended by Amendment No. 1 to our Annual Report on Form 10-K, filed with the SEC on April 2, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 6, 2025, January 7, 2025 and March 6, 2025, to the extent information therein is filed and not furnished; and

●	the description of our common stock contained in our Registration Statement on Form 10-12G/A filed with the SEC on April 9, 2021, pursuant to Section 12(g) of the Exchange Act, as updated by the description of our common stock contained in Exhibit 4.8 to the Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, and including any other amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Serve Robotics Inc.
730 Broadway

Redwood City, California 94063

Attn: Brian Read, Chief Financial Officer
(818) 860-1352

You may also access these documents on our website at investors.serverobotics.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this base prospectus or any accompanying prospectus supplement.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We and the selling stockholders have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We and the selling stockholders are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Up to 20,046,997 Shares of Common Stock

PROSPECTUS

April 7, 2025